SILVER POINT FINANCE, LLC
Two Greenwich Plaza
Greenwich, CT 06830

Dated as of February 13, 2008

Equity Media Holdings Corporation, as Borrower Representative
1 Shackleford Drive, Suite 400
Little Rock, Arkansas 72111
Attention: Larry E. Morton, President
Fax No.: (501) 221-1101

Re:
Third Amended and Restated Credit Agreement of even date herewith (as amended, supplemented and joined, the "Credit Agreement") among EQUITY MEDIA HOLDINGS CORPORATION, as successor by merger to Equity Broadcasting Corporation ("EMHC"), certain of EMHC's affiliates (together with EMHC, "Borrowers"), SILVER POINT FINANCE, LLC, as administrative agent and documentation agent (in such capacity, "Administrative Agent"), WELLS FARGO FOOTHILL, INC., as collateral agent (in such capacity, "Collateral Agent", and together with Administrative Agent, the "Agents"), and the lenders that are from time to time parties thereto (each a "Lender" and collectively the "Lenders").

Ladies and Gentlemen:

Unless otherwise indicated, all capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

I. Required Dispositions.

(a) Within the time frames set forth in the chart below, Borrowers shall deliver to Agents, and maintain in full force and effect through closing thereunder, executed bona fide purchase agreements with third parties for Dispositions of Stations that will generate, in the aggregate, minimum Net Cash Proceeds as follows:

Within:	Minimum Aggregate Net Cash Proceeds:
Forty-five (45) days after the Closing Date	$7,500,000
Four (4) months after the Closing Date	$10,000,000
Seven (7) months after the Closing Date	$20,000,000
Ten (10) months after the Closing Date	$30,000,000

(b) Within the time frames set forth in the chart below, Borrowers shall close on Dispositions of Stations that will generate, in the aggregate, minimum Net Cash Proceeds as follows:

Within:	Minimum Aggregate Net Cash Proceeds:
Six (6) months after the Closing Date	$7,500,000
Nine (9) months after the Closing Date	$10,000,000
Eleven (11) months after the Closing Date	$20,000,000
Thirteen (13) months after the Closing Date	$30,000,000

(c) Notwithstanding the time periods set forth herein, Borrowers will not be in violation of this Section I if a delay in closing Dispositions (other than Permitted Dispositions) required to meet the benchmarks set forth above is due solely to either: (i) the Required Lenders' failure to respond to Borrowers' request for consent to such Dispositions prior to the proposed closing date thereof; or (ii) the Administrative Agent requests an updated appraisal in connection with an adjustment to the Sale Amount during the first five (5) Business Days after the execution of a bona fide letter of intent with respect to such Disposition is accordance with Section 2.18(a)(i) of the Credit Agreement. In either situation, the right of Borrowers to extend the deadlines set forth in paragraphs (a) and (b) above shall be limited to the delay caused solely by the Required Lenders' failure to respond to Borrowers' request for consent to the Disposition described in (i) above or the number of days it takes for a the Administrative Agent to receive a revised appraisal pursuant to (ii) above.

(d) Proceeds of the Dispositions required by this Section I will be applied pursuant to Section 2.05(b) of the Credit Agreement.

II. Disposition of KWBF-TV. Upon receipt by Borrowers, Borrowers shall accept any bona fide written offer to sell KWBF-TV (Little Rock, Arkansas) for no less than an amount that would result in Net Cash Proceeds of at least $8,000,000; provided that the terms and conditions of any such offer shall otherwise be reasonably acceptable to Borrowers.

III. Financial Officers. Borrowers shall, at any time after March 28, 2008 upon the Required Lenders' or Administrative Agent's request, hire a financial advisor and/or chief restructuring officer at Borrowers' cost and expense, provided, that such date shall be extended to April 30, 2008 if EMHC issues additional Equity Securities or Indebtedness permitted by the Credit Agreement and receives cash proceeds of $5,000,000 in exchange therefor prior to March 28, 2008. Such financial advisor and/or chief restructuring officer shall be selected and hired by EMHC, shall be reasonably acceptable to Agents and shall have duties and rights reasonably satisfactory to Agents.

IV. Cash Flow Forecasts and Covenants. Prior to the Closing Date, Borrowers shall have delivered to Agents and Lenders a 13-week cash flow forecast in the form of Exhibit A (beginning on the Closing Date). On the first (1st) Business Day of each calendar week thereafter, Borrowers shall deliver to Agents an updated 13-week cash flow forecast which includes one additional week into the future than the previous week's forecast and the same next 12-week forecast as in the prior week's cash flow forecast, each in the form of Exhibit A based on Borrowers' reasonable cash flow projections, and each showing projected cash flow for the next thirteen (13) weeks as well as a historical comparison of actual performance to projected performance based on the previously submitted 13-week cash flow forecasts. Borrowers shall maintain a minimum cumulative cash flow for each date listed under "Week Ending" in the amount set forth on Exhibit A under the heading "Covenant". For the purposes hereof, "minimum cumulative cash flow" shall be determined by aggregating the "Net Change" for each testing date with each of the previous week's "Net Change" listings, each as set forth on Exhibit A. This cash flow covenant shall be tested weekly upon the delivery of each 13-week cash flow forecast required pursuant to this Section IV.

V. Release of Reserve. On the second (2nd) Business Day of each calendar week following the "Week Ending" date set forth on Exhibit A, Agents and Lenders shall release funds from the Reserve (as defined in the Credit Agreement) in an amount equal to the "Amount Released" corresponding with such "Week Ending" date on Exhibit A hereto so long as sufficient funds remain in the Reserve and no Default or Event of Default has occurred hereunder, under the Credit Agreement or under any of the Loan Documents.

VI. Miscellaneous Provisions.

(a) THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THAT REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION.

(b) Borrowers acknowledge and agree that, a failure to comply in all respects with the terms of this letter shall constitute an Event of Default under the Credit Agreement and the other Loan Documents.

(c) This letter shall, for all purposes, constitute a Loan Document.

(d) This letter may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

(e) Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

(f) By signing this letter, Borrowers agree to be bound by the terms and conditions hereof.

(Signatures begin on the next page.)

Very truly yours,

WELLS FARGO FOOTHILL, INC., as Collateral Agent and a Lender

By: _______________________________________
Print Name: ____________________________________
Title: _________________________________________

SILVER POINT FINANCE, LLC, as Administrative Agent and Documentation Agent

By: _______________________________________
Print Name: ____________________________________
Title: _________________________________________

SPF CDO I, LTD., as a Lender

By: _______________________________________
Print Name: ____________________________________
Title: _________________________________________

SPCP GROUP, LLC, as a Lender

By: _______________________________________
Print Name: ____________________________________
Title: _________________________________________

FIELD POINT III, LTD., as a Lender

By: _______________________________________
Print Name: ____________________________________
Title: _________________________________________

FIELD POINT IV, LTD., as a Lender

By: _______________________________________
Print Name: ____________________________________
Title: ________________________________________

Accepted and agreed as of the day and year first above written.

BORROWERS:
EQUITY MEDIA HOLDINGS CORPORATION

By: _______________________________________
Print Name: ____________________________________
Title: ________________________________________

ARKANSAS 49, INC.
BORGER BROADCASTING, INC.
DENVER BROADCASTING, INC.
EBC HARRISON, INC.
EBC PANAMA CITY, INC.
EBC POCATELLO, INC.
EBC SCOTTSBLUFF, INC.
EBC ST. LOUIS, INC.
EQUITY NEWS SERVICES, INC.,
f/k/a Hispanic News Network, Inc.
FORT SMITH 46, INC.
LA GRANDE BROADCASTING, INC.
LOGAN 12, INC.
MARQUETTE BROADCASTING, INC.
MONTGOMERY 22, INC.
NEVADA CHANNEL 3, INC.
NEWMONT BROADCASTING CORPORATION
PRICE BROADCASTING, INC.
PULLMAN BROADCASTING INC.
REP PLUS, INC.
RIVER CITY BROADCASTING, INC.
ROSEBURG BROADCASTING, INC.
SHAWNEE BROADCASTING, INC.
TV 34, INC.
VERNAL BROADCASTING, INC.
WOODWARD BROADCASTING, INC.
EBC MINNEAPOLIS, INC.
EBC DETROIT, INC.
EBC BUFFALO, INC.
EBC WATERLOO, INC.
EBC ATLANTA, INC.
EBC SEATTLE, INC.
EBC KANSAS CITY, INC.
EBC SYRACUSE, INC.

NEVADA CHANNEL 6, INC.
EBC PROVO, INC.
EBC SOUTHWEST FLORIDA, INC.
EBC LOS ANGELES, INC.
EBC BOISE, INC.
C.A.S.H. SERVICES, INC. f/k/a Skyport
Services, Inc.
EBC NASHVILLE, INC.
EBC JACKSONVILLE, INC.

By: _____________________________________
James Hearnsberger
Vice President of Each

Exhibit A
Cash Flow Projections

Week#	Week Ending	Net Cash Flow	Covenant	Amount Released
1	2/15/08	$(546,700)	$(546,700)	$406,200 less actual net change from week ending 2/15/08
2	2/22/08	(406,200)	(952,900)	—
3	2/29/08	157,300	(795,600)	805,200
4	3/7/08	(805,200)	(1,600,800)	575,500
5	3/14/08	(575,500)	(2,176,300)	520,200
6	3/21/08	(520,200)	(2,696,500)	—
7	3/28/08	135,300	(2,561,200)	805,200
8	4/4/08	(805,200)	(3,366,400)	42,200
9	4/11/08	(42,200)	(3,408,600)	1,053,500
10	4/18/08	(1,053,500)	(4,462,100)	—
11	4/25/08	165,300	(4,296,800)	617,200
12	5/2/08	(617,200)	(4,914,000)